UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2010

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LSI Corporation hereby amends Item 5.07 of its Current Report on Form 8-K (originally filed on May 13, 2010) in its entirety to read as follows:

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 12, 2010.  At the meeting, the stockholders elected nine directors to serve for the ensuing year and until their successors are elected, ratified the audit committee's selection of our independent auditors for 2010, approved our amended 2003 Equity Incentive Plan and approved our amended Employee Stock Purchase Plan.

The results of the voting for directors were as follows:

	For	Against	Abstain	Broker Non-Votes

Charles A. Haggerty	441,967,412	34,737,591	633,341	77,425,466
Richard S. Hill	459,220,278	17,524,407	593,659	77,425,466
John H.F. Miner	468,834,047	7,932,995	571,302	77,425,466
Arun Netravali	468,541,395	8,198,225	598,724	77,425,466
Matthew J. O'Rourke	464,378,952	12,365,973	593,419	77,425,466
Gregorio Reyes	471,769,793	4,988,333	580,218	77,425,466
Michael G. Strachan	467,833,247	8,902,901	602,196	77,425,466
Abhijit Y. Talwalkar	471,576,178	5,235,633	526,533	77,425,466
Susan M. Whitney	471,352,018	5,421,881	564,445	77,425,466

The vote on the ratification of the Audit Committee's section of our independent auditors for 2010 was:

For	Against	Abstain	Broker Non-Votes

533,498,598	19,845,802	1,419,410	0

The vote on the proposal to approve our amended 2003 Equity Incentive Plan was:

For	Against	Abstain	Broker Non-Votes

422,409,252	53,317,773	1,611,319	77,425,466

The vote on the proposal to approve our amended Employee Stock Purchase Plan was:

For	Against	Abstain	Broker Non-Votes

468,188,192	8,320,665	829,487	77,425,466

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION

By:	/s/ Bryon Look
Bryon Look Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: May 20, 2010